As filed with the Securities and Exchange Commission on January 29, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tamboran Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	93-4111196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 01, Level 39, Tower One, International Towers Sydney

100 Barangaroo Avenue, Barangaroo NSW 2000

Australia +61 2 8330 6626

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C T Corporation System

1209 Orange Street, Wilmington, County of New Castle, Delaware 19801

(302) 658-7581

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Miller

Michael Chambers

Latham & Watkins LLP

300 Colorado St., Suite 2400

Austin, Texas 78701

(737) 910-7300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period to comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 29, 2026.

PROSPECTUS

Tamboran Resources Corporation

1,524,377 Shares

Common Stock

Offered by the Selling Securityholders

The selling securityholders identified in this prospectus may offer and sell up to 1,524,377 shares in the aggregate of common stock, par value $0.001 (“common stock”), in each case from time to time in one or more offerings. This prospectus provides you with a general description of the securities. We will not receive any proceeds from the sale of our common stock by the selling securityholders.

In addition, in connection with certain offers and sales of securities by the selling securityholders, we and the selling securityholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling securityholders and the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

The selling securityholders may offer and sell shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the New York Stock Exchange under the symbol “TBN.” Our CHESS Depositary Interests (“CDIs”) are listed on the Australian Securities Exchange under the symbol “TBN” with 200 CDIs representing an interest in one share of our common stock. On January 28, 2026, the last reported sale price of our common stock on the New York Stock Exchange was $28.57 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, selling securityholders may, from time to time and in one or more offerings, sell the shares of common stock described in this prospectus.

Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the selling securityholders guarantee the accuracy or completeness of this information and neither we nor the selling securityholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Tamboran,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Tamboran Resources Corporation and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. In some cases, you can identify forward-looking statements by terms such as: “anticipate,” “intend,” “plan,” “goal,” “commit,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

It is possible that our future financial performance may differ from expectations due to a variety of factors, including but not limited to: our early stage of development with no material revenue expected until 2026 and our limited operating history; the substantial additional capital required for our business plan, which we may be unable to raise on acceptable terms; risks related to the Falcon Acquisition, including the risk that we may fail to realize the expected benefits of the Falcon Acquisition; our strategy to deliver natural gas to the Australian East Coast and select Asian markets being contingent upon constructing additional pipeline capacity, which may not be secured; the absence of proved reserves and the risk that our drilling may not yield natural gas in commercial quantities or quality; the speculative nature of drilling activities, which involve significant costs and may not result in discoveries or additions to our future production or reserves; the challenges associated with importing U.S. practices and technology to the Northern Territory, which could affect our operations and growth due to limited local experience; the critical need for timely access to appropriate equipment and infrastructure, which may impact our market access and business plan execution; the operational complexities and inherent risks of drilling, completions, workover, and hydraulic fracturing operations that could adversely affect our business; the volatility of natural gas prices and its potential adverse effect on our financial condition and operations; the risks of construction delays, cost overruns, and negative effects on our financial and operational performance associated with midstream projects; the potential fundamental impact on our business if our assessments of the Beetaloo are materially inaccurate; the concentration of all our assets and operations in the Beetaloo, making us susceptible to region-specific risks; our inability to make accretive acquisitions or successfully integrate acquired businesses or assets, including in connection with the Falcon Acquisition; the substantial doubt raised by our recurring operational losses, negative cash flows, and cumulative net losses about our ability to continue as a going concern; complex laws and regulations that could affect our operational costs and feasibility or lead to significant liabilities; community opposition that could result in costly delays and impede our ability to obtain necessary government approvals; exploration and development activities in the Beetaloo that may lead to legal disputes, operational disruptions, and reputational damage due to native title and heritage issues; the requirement to produce natural gas on a Scope 1 net zero basis upon commencement of commercial production, with internal goals for operational net zero, which may increase our production costs; the increased attention to environmental, social and governance (“ESG”) matters and environmental conservation measures that could adversely impact our business operations; risks related to our corporate structure; risks related to our common stock and CDIs; and the other risk factors discussed in the this report and the Company’s filings with the Securities and Exchange Commission (“SEC”).

It is not possible to foresee or identify all such factors. Any forward-looking statements in this prospectus are based on certain assumptions and analyses made in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While we continually reviews trends and uncertainties affecting our results of operations and financial condition, we do not assume any obligation to update or supplement any particular forward-looking statements contained in this report, except as required by law.

Additionally, certain forward-looking and other statements in this report or other locations, such as our corporate website, regarding ESG matters are informed by various ESG standards and frameworks (which may include standards for the measurement of underlying data) and the interests of various stakeholders. Accordingly, such information may not be, and should not be interpreted as necessarily being “material” under the federal securities laws for SEC reporting purposes, even if we use the word “material” or “materiality” in such discussions. ESG information is also often reliant on third-party information or methodologies that are subject to evolving expectations and best practices, and our approach to and discussion of these matters may continue to evolve as well. For example, our disclosures may change due to revisions in framework requirements, availability of information, changes in its business or applicable governmental policies, or other factors, some of which may be beyond our control.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.tamboran.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 25, 2025.

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 28, 2025.

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 13, 2025.

•

Our Current Reports on Form 8-K filed with the SEC on January  22, 2026, January  15, 2026, January  13, 2026, December  8, 2025, November  25, 2025, November  13, 2025, October  24, 2025, October  3, 2025, September  30, 2025, September  8, 2025, July  28, 2025 (as amended by Form 8-K/A filed September 9, 2025 and Form 8-K/A filed October  17, 2025) and July 17, 2025.

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on June  26, 2024, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.4 to our Annual Report on Form 10-K for the year ended June 30, 2024, incorporated by reference to our Annual Report on Form 10-K for the year ended June 30, 2025.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Suite 01, Level 39, Tower One, International Towers Sydney

100 Barangaroo Avenue, Barangaroo NSW 2000

Australia +61 2 8330 6626

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Tamboran is an early stage, growth-driven independent natural gas exploration and production company focused on an integrated approach to the commercial development of the natural gas resources in the Beetaloo Basin located within the Northern Territory of Australia. Through its subsidiaries, Tamboran holds approximately 1.9 million net prospective acres and is the largest acreage holder in the Beetaloo Basin. We believe natural gas will play a significant role in the transition to cleaner energy and are committed to supporting the global energy transition by developing commercial production of natural gas in the Beetaloo Basin with net zero equity Scope 1 and 2 emissions. Headquartered in Sydney, Australia, we have been engaged in the development of Australian oil and natural gas reserves since our formation in 2009. Since 2014, we have focused our development activities within the Northern Territory.

We filed our certificate of incorporation with the Secretary of State of Delaware on October 3, 2023.

Our principal executive offices are located at Suite 01, Level 39, Tower One, International Towers Sydney

100 Barangaroo Avenue, Barangaroo NSW 2000 and our telephone number is Australia +61 2 8330 6626.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock being offered by any of the selling securityholders.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

General

Pursuant to the Certificate of Incorporation, the total number of shares of all classes of capital stock which the Company shall have authority to issue is 11,000,000,000, consisting of 10,000,000,000 shares of common stock, and 1,000,000,000 shares of preferred stock, par value $0.0001 per share (“preferred stock”). The common stock is subject to the express terms of any series of preferred stock. Each share of common stock shall be equal to every other share of common stock.

The authorized amount of shares of common stock and of preferred stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the combined voting power of the then-outstanding shares of capital stock of the Company that pursuant to the Certificate of Incorporation are entitled to vote generally in the election of directors of the Company, voting together as a single class.

Common Stock

Voting Rights

Holders of shares of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors elected by our stockholders generally. Holders of our common stock do not have cumulative voting rights in the election of directors.

Dividend Rights

Holders of shares of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Classification of the Board of Directors

Our Certificate of Incorporation provides that our board of directors is divided into three classes, designated Class I, Class II, and Class III. Each class has an equal number of directors, as nearly equal in number as possible, consisting of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting will continue to be elected for a three-year term.

Liquidation and Other Rights

Upon our liquidation, dissolution or winding up and after payment in full, or provision for payment, of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

The common stock has no pre-emptive rights and no redemption, sinking fund or conversion provisions.

Certain Other Provisions of Our Certificate of Incorporation and Bylaws

The following provisions of our Certificate of Incorporation and Bylaws could be deemed to have an anti-takeover effect and could delay, defer or prevent a takeover attempt that a stockholder might consider to be in the stockholders’ best interests.

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Advance notice of director nominations and matters to be acted upon at meetings. Our Bylaws contain advance notice requirements for nominations for election of directors to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings.

•	Amendment to Bylaws. Our Certificate of Incorporation also provides that our board of directors is expressly authorized to adopt, amend or repeal our Bylaws.

•

Shareholder Actions. Our Certificate of Incorporation also provides that action shall be taken by the stockholders only at annual or special meetings of stockholders and stockholders may not act by written consent.

•

Removal of Board of Directors. Our Certificate of Incorporation provides that directors may be removed only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of our stock entitled to vote generally in the election of directors. In addition, our Certificate of Incorporation provides that any vacancies on our board of directors, and any newly created directorships, will be filled by a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director.

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Supermajority provisions. The General Corporation Law of the State of Delaware (the “DGCL”) provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. Our Certificate of Incorporation provides that, in addition to any vote required by our governing documents or applicable law or securities exchange rule or regulation, the following provisions in our Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith may be adopted, only by the affirmative vote of the holders of at least two-thirds of the total voting power all the then outstanding shares of our stock entitled to vote thereon, voting together as a single class:

•	the provisions regarding preferred stock;

•	the provisions regarding directors;

•	the provisions regarding indemnification;

•	the provisions regarding director and officer liability;

•	the provisions regarding stockholder action;

•	the provisions regarding cumulative voting;

•	the provisions regarding advance notice of stockholder action and business;

•	the provisions regarding venue;

•	the provisions regarding business combinations with interested stockholders; and

•	the amendment provision.

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Forum Selection Clause. Our Certificate of Incorporation provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the Superior Court of the State of Delaware (Complex Commercial Litigation Division) or the federal district court for the District of Delaware) will be the sole and exclusive forum for any claims that

(i) are based upon a violation of a duty by a current or former director or officer or stockholder in such capacity or (ii) as to which Title 8 of the Delaware Code confers jurisdiction upon the Court of Chancery, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our certificate of incorporation provides that federal district courts of the United States of America will be the sole and exclusive forum for claims under the Securities Act. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the forum provision in our Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. We will inform our investors in each report filed in accordance with the Exchange Act that we describe the terms of our common stock that the forum provision in our Certificate of Incorporation will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

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Preferred Stock. In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of us and not approved by our board of directors, it would be possible for the board to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. This authority may be limited by applicable law, our Certificate of Incorporation, as it may be amended or restated from time to time, and the applicable rules of any stock exchanges upon which the common stock is listed at such time. The consent of our stockholders would not be required for any such issuance of preferred stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “TBN.”

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the selling securityholders of up to 1,524,377 shares of our common stock issued in a private placement to certain investors pursuant to subscription agreements dated October 24, 2025, consisting of:

•

up to 133,655 shares of our common stock held directly by the Bryan S. Sheffield Spousal Lifetime Access Trust (“BSS SLAT”). Bryan Sheffield is the investment trustee for the BSS SLAT. Mr. Sheffield beneficially owns 14.4% (as of January 29, 2026) of our common stock, has the right to nominate up to two of our directors, holds a 2.3% overriding royalty interest over all of our Beetaloo Basin assets, and owns our joint venture partner, Daly Waters Energy, LP (“Daly Waters”). For additional information regarding our relationship with Mr. Sheffield, see “Certain Relationships and Related Person Transactions” in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on October 28, 2025, and our subsequent public filings incorporated by reference herein; and

•	up to 1,390,722 shares of our common stock held by other investors, including certain of our directors, officers, employees, and their family members.

The selling securityholders may from time to time offer and sell any or all of the shares of common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. Unless stated otherwise, when we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interest in the common stock after the date of this prospectus.

The following table is prepared based on information provided to us by the selling securityholders, or as otherwise indicated, and sets forth, the names of the selling securityholders, and the aggregate number of shares of common stock that the selling securityholders may offer pursuant to this prospectus. Other than as described in this prospectus, none of the selling securityholders has any material relationship with us or any of our predecessors or affiliates.

Because the selling securityholders are not obligated to sell their securities, we cannot state with certainty the amount of our securities that the selling securityholders will hold upon consummation of any such sales. In addition, since the date on which the selling securityholders provided this information to us, the selling securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities. Any changed or new information given to us by the selling securityholders, including regarding the identity of, and the securities held by, each selling securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. A selling securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

The percentage of beneficial ownership listed below is based on 22,639,513 shares of our common stock outstanding as of January 29, 2026. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or that will become exercisable or will otherwise vest within 60 days of January 29, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Name of Selling Securityholder and Addresses	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering	Percentage of Outstanding Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Entities affiliated with Bryan Sheffield(1)	3,257,256	133,655	3,123,601	13.8%
Liberty Energy Services LLC(2)	1,079,843	186,515	893,328	4.0%
Ancora(3)	96,137	75,000	21,137	*
CF Special Situation Fund I LP(4)	160,231	125,000	35,231	*
Tribeca Global Natural Resources Fund(5)	37,221	13,212	24,009	*
Tribeca Global Natural Resources Segregated Portfolio(6)	100,074	37,500	62,574	*
Tribeca Global Natural Resources Limited(7)	221,517	82,621	138,896	*
Chelsea McGregor(8)	1,000	1,000	0	*
Dan Chandra(9)	2,380	2,380	0	*
David R. Miller	23,810	23,810	0	*
Wamboin Pty Ltd ATF Gallagher SMSF(10)	2,323	2,323	0	*
Joanna Morbey(11)	952	952	0	*
Jufran Carbon Pty Ltd(12)	20,000	20,000	0	*
Abbey Bell(13)	238	238	0	*
George Jochtez III	6,000	6,000	0	*
Steve Herod	4,761	4,761	0	*
Tom Fuller	5,000	5,000	0	*
Cary Chandler(14)	4,761	4,761	0	*
Margaret Molleston	238,095	238,095	0	*
George Bishop	238,095	238,095	0	*
Scott Sheffield(15)	285,440	181,274	104,166	*
Ryan Dalton(16)	45,536	23,809	21,727	*
Phillip Pace(17)	25,809	23,809	2,000	*
Jeffrey Bellman(18)	10,898	4,761	6,137	*
Fredrick Barrett(19)	60,888	9,523	51,365	*
Faron Thibodeaux(20)	93,168	35,714	57,454	*
Eric Dyer(21)	47,940	4,761	43,179	*
Richard Stoneburner(22)	63,062	11,904	51,158	*
Sarah Pacheco(23)	14,724	11,904	2,820	*
David Siegel(24)	350,785	16,000	334,785	1.5%

(*)	Represents less than 1%.
(1)

The shares of common stock offered pursuant to this prospectus consist of 133,655 shares held by the BSS SLAT. The shares of common stock beneficially owned after this offering include 2,247,404 shares held by Sheffield Holdings, LP (“Sheffield Holdings”) and 876,197 shares held by Daly Waters. Spraberry Interests, LLC is the general partner of Sheffield Holdings. Bryan Sheffield is the manager of Spraberry Interests, LLC. As a result, each of Mr. Sheffield and Spraberry Interests, LLC may be deemed to share beneficial ownership of the shares held directly by Sheffield Holdings. Formentera Australia Fund I GP, LP is the general partner of Daly Waters. Formentera Investments LLC is the general partner of Formentera Australia

Fund I GP, LP. Mr. Sheffield is the managing member of Formentera Investments LLC. As a result, each of Mr. Sheffield, Formentera Australia Fund I GP, LP and Formentera Investments LLC may be deemed to share beneficial ownership of the shares held directly by Daly Waters. Mr. Sheffield is the investment trustee for the BSS SLAT. As a result, Mr. Sheffield may be deemed to have beneficial ownership of the shares held directly by the BSS SLAT. The address for Sheffield Holdings and Daly Waters is 300 Colorado Street, Ste. 1900, Austin Texas 78701. The address for the BSS SLAT is 300 Colorado Street, Ste. 1950, Austin, Texas 78701.
(2)

Based solely on the Schedule 13G filed July 8, 2024. Includes 476,662 shares of common stock held by Liberty Oilfield Services LLC (“LOS LLC”) (n/k/a Liberty Energy Services LLC). Liberty Energy Inc. (“LBRT”) is the sole member of LOS LLC and therefore may be deemed to share voting and dispositive power over, and indirectly have beneficial ownership of, the common stock directly held by LOS LLC. The address for LBRT and LOS LLC is 950 17th Street, Suite 2400, Denver, Colorado 80202. LBRT disclaims beneficial ownership of the common stock held by LOS LLC except to the extent of its pecuniary interest therein.

(3)

Consists of common stock held of record by Ancora Merlin LP and Ancora Merlin Institutional LP. The business address for each of the funds explicitly named in this footnote is 6060 Parkland Blvd, Ste 200, Cleveland, OH, 44124.

(4)	Robert T Clutterbuck is the control person of CF Special Situation Fund I LP. The address for CF Special Situation Fund I LP is 50 Public Square, Ste. 4100, Cleveland, Ohio 44113.
(5)

Tribeca Global Natural Resources Fund is a managed investment scheme registered in Australia, with its registered address at Level 14, 1 Margaret Street, Sydney NSW 2000. Tribeca Investment Partners Pty Ltd is an investment company registered in Australia, with its registered address at Level 23, 1 O’Connell Street, Sydney NSW 2000 is the investment manager for Tribeca Global Natural Resources Fund, and has voting control and investment discretion over the securities held by Tribeca Global Natural Resources Fund.

(6)

Tribeca Segregated Portfolio Company, a Cayman Islands exempted company registered as a segregated portfolio company under the Cayman Companies Act, and is referable to the Tribeca Global Natural Resources Segregated Portfolio, with its registered address at 190 Elgin Ave, George Town KY1-9001, Cayman Islands. Tribeca Investment Partners Pty Ltd is an investment company registered in Australia, with its registered address at Level 23, 1 O’Connell Street, Sydney NSW 2000 is the investment manager for Tribeca Global Natural Resources Segregated Portfolio, and has voting control and investment discretion over the securities held by Tribeca Global Natural Resources Segregated Portfolio.

(7)

Tribeca Global Natural Resources Limited is a listed investment company incorporated in Australia, with its registered address at Level 23, 1 O’Connell Street, Sydney, NSW 2000, Australia. Tribeca Global Resources Pty Ltd is an investment company registered in Australia, with its registered address at Level 23, 1 O’Connell Street, Sydney NSW 2000 is the investment manager for Tribeca Global Natural Resources Limited, and has voting control and investment discretion over the securities held by Tribeca Global Natural Resources Limited.

(8)	Chelsea McGregor is an employee of the Company.
(9)	Dan Chandra is a former member of our Board of Directors.
(10)	Thomas A Robb is the control person of Wamboin Pty Ltd ATF Gallagher SMSF. The address for Wamboin Pty Ltd ATF Gallagher SMSF is Suite 48, Lvel 9, 88 Pitt Street, Sydney, NSW 2000, Australia.
(11)	Joanna Morbey is a former employee of the Company.
(12)	Eddie Listorti is the control person of Jufran Carbon Pty Ltd. The business address for Jufran Carbon Pty Ltd is c/- Carollo & Co, Suite 2, 20 Clifford Street Mosman NSW 2088, Australia.
(13)	Abbey Bell is a family member of an employee of the Company.
(14)	Cary Chandler is a family member of a member of our Board of Directors.
(15)	Scott Sheffield is a member of our Board of Directors.
(16)	Ryan Dalton is a member of our Board of Directors.
(17)	Phillip Pace is a member of our Board of Directors.
(18)	Jeffrey Bellman is a member of our Board of Directors.
(19)	Fredrick Barrett is a member of our Board of Directors.
(20)	Faron Thibodeaux is our Chief Operating Officer.

(21)	Eric Dyer is our Chief Financial Officer.
(22)	Richard Stoneburner is a member of our Board of Directors.
(23)	Sarah Pacheco is the wife of Mr. Stoneburner.
(24)	David Siegel is a member of our Board of Directors.

PLAN OF DISTRIBUTION

The selling securityholders and any of their pledgees, donees, transferees, assignees, successors, designees, and other successors in interest may sell the shares of common stock offered by this prospectus and any accompanying prospectus supplement in any of the following ways: (1) to or through underwriters, brokers or dealers, (2) directly to purchasers, (3) through agents or (4) through a combination of any of these methods. The securities may be sold at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices.

The selling securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	underwritten transactions;

•	privately negotiated transactions;

•	sales through the New York Stock Exchange or on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share;

•

block trades (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	short sales and delivery of securities to close out short positions;

•	sales by broker-dealers of securities that are loaned or pledged to such broker-dealers;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	distributions to employees, members, limited partners or stockholders of the selling securityholders;

•	“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	a combination of any of the above methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities covered by this prospectus.

There can be no assurance that the selling securityholders will sell all or any of the securities offered by this prospectus. In addition, the selling securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

With respect to a particular offering of the securities held by the selling securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the terms of the offering;

•	the names of the selling securityholders;

•	the names of any underwriters, broker-dealers or agents;

•	the purchase price of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees or other items constituting underwriters’ or agents’ compensation;

•	any price to the public; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge the securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

To facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The selling securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters, broker-dealers or agents may make a market in our securities, but such underwriters, broker-dealers or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Shares of our common stock are currently listed on the New York Stock Exchange under the symbol “TBN.”

The selling securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the selling securityholders pay for solicitation of these contracts.

A selling securityholder may enter into derivative transactions with third parties, or securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and any applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any underwriters, broker-dealers or agents who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the selling securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling securityholders, in the ordinary course of business. Underwriters, broker-dealers and agents may be entitled to indemnification by us and the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, broker-dealers and agents may be required to make in respect thereof.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the selling securityholders or any other person, which limitations may affect the marketability of the securities.

We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of Tamboran Resources Corporation incorporated by reference in Tamboran Resources Corporation’s Annual Report on Form 10-K for the year ended June 30, 2025, including schedules appearing therein, have been audited by Ernst & Young, independent registered public accounting firm, as set forth in their reports thereon incorporated by reference therein, and incorporated herein by reference (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements). Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young pertaining to such consolidated financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$5,808.15
FINRA filing fee	$(1)
Printing expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Transfer agent fees and expenses	$(1)
Miscellaneous	$(1)

Total	$(1)

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

We have entered into indemnification agreements with each director and executive officer to provide these individuals additional contractual assurances regarding the scope of the indemnification set forth in the Certificate of Incorporation and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director or executive officer for which indemnification is sought. The indemnification provisions in the Certificate of Incorporation, Bylaws, and the indemnification agreements entered into or to be entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. We currently carry liability insurance for our directors and officers.

Item 16.	Exhibits

Exhibit Number	Description

3.1	Certificate of Incorporation of Tamboran Resources Corporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 dated May 3, 2024, File No. 333-279119, and incorporated herein by reference).

3.2	Amended and Restated Bylaws of Tamboran Resources Corporation (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 dated June 17, 2024, File No. 333-279119, and incorporated herein by reference).

4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1 dated June 17, 2024, File No. 333-279119, and incorporated herein by reference).

5.1*	Opinion of Latham & Watkins LLP.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2*	Consent of Ernst & Young, independent registered public accounting firm.

24.1*	Powers of Attorney (incorporated by reference to the signature page hereto).

107.1*	Filing Fee Table.

*	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement ; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sydney, Australia on January 29, 2026.

Tamboran Resources Corporation

By:	/s/ Eric Dyer
Eric Dyer
Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints Todd Abbott and Eric Dyer, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to file and sign any and all amendments, including post-effective amendments, to this registration statement and any other registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd Abbott Todd Abbott	Chief Executive Officer (Principal Executive Officer)	January 29, 2026

/s/ Eric Dyer Eric Dyer	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 29, 2026

/s/ Richard Stoneburner Richard Stoneburner	Director	January 29, 2026

/s/ Phillip Pace Phillip Pace	Director	January 29, 2026

/s/ Fredrick Barrett Fredrick Barrett	Director	January 29, 2026

/s/ Scott Sheffield Scott Sheffield	Director	January 29, 2026

/s/ Patrick Elliott Patrick Elliott	Director	January 29, 2026

/s/ The Hon Andrew Robb AO The Hon Andrew Robb AO	Director	January 29, 2026

/s/ David Siegel David Siegel	Director	January 29, 2026

/s/ Jeffrey Bellman Jeffrey Bellman	Director	January 29, 2026

/s/ Ryan Dalton Ryan Dalton	Director	January 29, 2026